Exhibit 99.1

Microsemi Completes Acquisition of AML Communications, Inc.

IRVINE, Calif., May 31, 2011 (GLOBE NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC), a leading provider of semiconductor technology aimed at building a smart, secure, connected world, today announced that its acquisition of AML Communications, Inc. (OTCBB:AMLJ) closed on Friday, May 27, 2011.

"We are pleased to move forward with AML's contribution to the Microsemi family," stated James J. Peterson, Microsemi President and Chief Executive Officer. "RF components are increasingly important in today's defense programs and Unmanned Aerial Vehicle (UAV) systems and this acquisition brings scale and complementary technology to Microsemi's fast-growing RF component and subsystems product offering. As we execute on the integration of AML, we expect to deliver ever more advanced RF solutions to our customers, increase our sellable available market, and drive shareholder returns."

The financial contribution from AML for Microsemi's fiscal third quarter is uncertain at this time but will be immaterial to results. As a reminder, in its fiscal second quarter earnings conference call, the company forecast sequential revenue growth on the order of 3%-5%, excluding the effect of any pending acquisition.

About Microsemi

Microsemi Corporation (Nasdaq:MSCC) offers the industry's most comprehensive portfolio of semiconductor technology. Committed to solving the most critical system challenges, Microsemi's products include high-performance, high-reliability analog and RF devices, mixed signal integrated circuits, FPGAs and customizable SoCs, and complete subsystems. Microsemi serves leading system manufacturers around the world in the defense, security, aerospace, enterprise, commercial, and industrial markets. Learn more at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1233

About AML Communications

AML Communications is a designer, manufacturer, and marketer of microelectronic assemblies for the defense industry. Its key customers include Raytheon, Lockheed Martin, Northrop Grumman, L-3 Communications, BAE, and others. The Company's extensive range of microwave products can be found in leading defense projects. For more information, visit www.amlj.com.

This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The reader is cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of Microsemi. The forward-looking statements in this release include, for example, statements concerning Microsemi's revenue and earnings guidance and the potential benefits of the acquisition of AML, including Microsemi's ability to deliver ever more advanced RF solutions to its customers, increase its sellable available market, and drive shareholder returns. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that AML's business and technology will not be successfully integrated with Microsemi's business, including product mix and acceptance, achievement of gross margins and operational and other cost synergies; negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; Microsemi's reliance on government contracts for a portion of its sales; risks related to the company's international operations and sales, including political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all;

unanticipated changes in Microsemi's tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities, including auction rate securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

CONTACT: FINANCIAL CONTACT: John W. Hohener Executive Vice President and CFO Tel: (949) 221-7100 INVESTORS: Robert C. Adams Vice President of Corporate Development Tel: (949) 221-7100

Source: Microsemi Corporation

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